UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report(Date of earliest event reported): September 7, 2022 (September 7, 2022)

Booz Allen Hamilton Holding Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-34972	26-2634160
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8283 Greensboro Drive, McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 902-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A Common Stock	BAH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 7, 2022 (the “Amendment Effective Date”), Booz Allen Hamilton Holding Corporation’s wholly-owned subsidiaries Booz Allen Hamilton Inc. (the “Company”) and Booz Allen Hamilton Investor Corporation (“Investor”), and certain wholly-owned subsidiaries of the Company (the “Subsidiaries” and, together with Investor, the “Guarantors”), entered into the Ninth Amendment (the “Amendment”) to the Credit Agreement, dated as of July 31, 2012 (as previously amended by the First Amendment to the Credit Agreement, dated as of August 16, 2013, the Second Amendment to the Credit Agreement, dated as of May 7, 2014, the Third Amendment to the Credit Agreement, dated as of July 13, 2016, the Fourth Amendment to the Credit Agreement, dated as of February 6, 2017, the Fifth Amendment to the Credit Agreement, dated as of March 7, 2018, the Sixth Amendment to the Credit Agreement, dated as of July 23, 2018, the Seventh Amendment to the Credit Agreement, dated as of November 26, 2019, and the Eighth Amendment to the Credit Agreement, dated as of June 24, 2021, the “Existing Credit Agreement” and, as amended, the “Credit Agreement”), among the Company, the Guarantors, Bank of America, N.A., as Administrative Agent, Collateral Agent, and the other lenders and financial institutions from time to time party thereto, in order to, among other things, increase the amount of borrowings under the Company’s existing tranche A term loan facility (a portion of which will be used to refinance borrowings under the existing tranche B term loan facility), extend the maturity of the tranche A term loan and revolving credit facilities, and make certain other amendments to certain pricing, financial covenants and other terms under the Existing Credit Agreement.

Prior to the Amendment Effective Date, approximately $1,225,276,232.74 of tranche A term loans (the “Existing Tranche A Term Loans”) were outstanding under the Existing Credit Agreement. Pursuant to the Amendment, certain lenders under the Existing Credit Agreement converted their Existing Tranche A Term Loans into a new tranche of tranche A term loans (the “New Refinancing Tranche A Term Loans”) in an aggregate amount, along with the New Refinancing Tranche A Term Loans advanced by certain new lenders, of approximately $1,225,276,232.74. The proceeds of the New Refinancing Tranche A Term Loans borrowed on the Amendment Effective Date were used to prepay in full all of the Existing Tranche A Term Loans that were not converted into the New Refinancing Tranche A Term Loans.

Prior to the Amendment Effective Date, approximately $1,000,000,000.00 of revolving commitments (the “Existing Revolving Commitments”) were outstanding under the Existing Credit Agreement, with a sublimit for letters of credit of $200,000,000.00. Pursuant to the Amendment, certain lenders under the Existing Credit Agreement converted their Existing Revolving Commitments into a new tranche of revolving commitments (the “New Revolving Commitments” and the revolving credit loans made thereunder, the “New Revolving Loans”) in an aggregate amount, along with the New Revolving Commitments of certain new lenders, of $1,000,000,000.00, with a sublimit for letters of credit of $200,000,000.00.

Prior to the Amendment Effective Date, approximately $379,348,125.00 of tranche B term loans (the “Existing Tranche B Term Loans”) were outstanding under the Existing Credit Agreement. Pursuant to the Amendment, certain lenders advanced new tranche A term loans (the “2022 Supplemental Tranche A Term Loans” and, together with the New Refinancing Tranche A Term Loans, the “New Tranche A Term Loans”) in an aggregate amount of approximately $424,723,767.26. A portion of the proceeds of the 2022 Supplemental Tranche A Term Loans borrowed on the Amendment Effective Date were used to prepay in full all of the Existing Tranche B Term Loans.

Pursuant to the Amendment, the rate at which the New Tranche A Term Loans and the New Revolving Loans bear interest will be based either on Term SOFR (subject to a 0.10% adjustment and a floor of zero) for the applicable interest period or a base rate (equal to the highest of (i) the administrative agent’s prime corporate rate, (ii) the overnight federal funds rate plus 0.50% and (iii) three-month Term SOFR (subject to a 0.10% adjustment and a floor of zero) plus 1.00%), in each case plus an applicable margin, payable at the end of the applicable interest period and in any event at least quarterly. The applicable margin for the New Tranche A Term Loans and the New Revolving Loans ranges from 1.00% to 2.00% for Term SOFR loans and 0.00% to 1.00% for base rate loans, in each case based on the lower of (i) the applicable rate per annum determined pursuant to a consolidated total net leverage ratio grid and (ii) the applicable rate per annum determined pursuant to a ratings grid. Unused New Revolving Credit Commitments are subject to a quarterly fee ranging from 0.10% to 0.35% based on the lower of (i) the applicable fee rate per annum determined pursuant to a consolidated total net leverage ratio grid and (ii) the applicable fee rate per annum determined pursuant to a ratings grid. The Company has also agreed to pay customary letter of credit and agency fees.

Pursuant to the Amendment, the New Tranche A Term Loans will amortize in consecutive quarterly installments in an amount equal to (i) on the last business day of each full fiscal quarter that begins after the Amendment Effective Date but on or before the two year anniversary of the Amendment Effective Date, 0.625% of the stated principal amount of the New Tranche A Term Loans and (ii) on the last business day of each full fiscal quarter that begins after the two year anniversary of the Amendment Effective Date but before the five year anniversary of the Amendment Effective Date, 1.25% of the stated principal amount of the New Tranche A Term Loans. The remaining balance of the New Tranche A Term Loans will be payable upon maturity.

Pursuant to the Amendment, the New Tranche A Term Loans and the New Revolving Commitments will mature on the fifth anniversary of the Amendment Effective Date.

The New Tranche A Term Loans and the New Revolving Commitments will be secured by the same collateral and guaranteed by the same guarantors as the existing term loans under the Credit Agreement. Voluntary prepayments of the New Tranche A Term Loans and the New Revolving Loans are permitted at any time, in minimum principal amounts, without premium or penalty.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 with respect to the New Tranche A Term Loans and the New Revolving Commitments is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Ninth Amendment to Credit Agreement, dated as of September 7, 2022, among Booz Allen Hamilton Inc., as Borrower, Booz Allen Hamilton Investor Corporation, eGov Holdings, Inc., Aquilent, Inc. and Liberty IT Solutions, LLC, as Guarantors, Bank of America, N.A., as Administrative Agent and Collateral Agent and the other Lenders and financial institutions from time to time party thereto.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Booz Allen Hamilton Holding Corporation

BY:	/s/ Lloyd W. Howell, Jr. Lloyd W. Howell, Jr. Executive Vice President and Chief Financial Officer

Date: September 7, 2022